EXHIBIT D

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

REGARDING INTERESTS

IN AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED FEBRUARY 25, 2005

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY AETOS ALTERNATIVES MANAGEMENT, LLC

EITHER BY MAIL OR BY FAX BY, 12:00 MIDNIGHT,

NEW YORK TIME, ON MONDAY, MARCH 28, 2005,

UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF NOTICE OF WITHDRAWAL AND RETURN TO:

Aetos Alternatives Management, LLC

875 Third Avenue

New York, New York 10022

Attn: Reid Conway

For additional information:

Phone: (212) 201-2500

Fax: (212) 201-2525

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal dated                     .

Such tender was in the amount of: $

Date:

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SIGNATURES:

For Individual Investors and Joint Tenants:

Signature:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)

Print Name of Investor:

Joint Tenant Signature:
(If Joint Tenants, Both Must Sign.)	(Signature of Owner(s) exactly as appeared on Subscription Agreement/Investor Application)

Print Name of Joint Tenant:

For Other Investors:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)

Print Name of Signatory and Co-Signatory if Necessary:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)

Title:

Print Name and Title of Co-Signatory:

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